UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 25, 2009


                              SYNC2 NETWORKS CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-152551              26-1754034
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
     of Incorporation)                File Number)        Identification Number)

                              204 West Spear Street
                              Carson City NV 89703
                    (Address of principal executive offices)

                             Telephone: 906-782-9988
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

On June 25, 2009, the Company entered into an agreement to acquire the outstanding stock of Sync2 International Ltd., in exchange for the assumption of outstanding debts of $795,576 of Sync2 Agency Ltd., a wholly owned subsidiary of Sync2 International Ltd. Sync2 International Ltd. is a web development and web property management company. As a result of this transaction, Sync2 International Ltd. is now a wholly owned subsidiary of the Company.

ITEM 5.02 ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On July 14, 2009, the Company appointed Ms. Catherine Devlin as the Chief Operating Officer of Sync2 Agency Ltd., a wholly owned subsidiary of Sync2 International Ltd., which is a wholly owned subsidiary of the Company.

For the past fifteen years, Ms., Devlin has been engaged in the business of web development and management. She founded Devlin eBusiness Architects in 1994 as one of Canada`s first interactive multimedia design firms.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SYNC2 NETWORKS CORP.


Date: August 17, 2009          /s/ Helen Siwak
                               -------------------------------------------------
                               Helen Siwak
                               Chief Executive Officer, Chief Financial Officer,
                               President, Secretary, Treasurer and Director
                               (Principal Executive Officer and Principal
                               Accounting Officer)

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